SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2002

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On October 11, 2002, we entered into a First Amendment to Credit Agreement, amending the Credit Agreement, dated as of September 20, 2002, by and among PMA Capital Corporation, as borrower, Bank of America, N.A., as administrative agent, Fleet National Bank, as syndication agent, Credit Lyonnais New York Branch, as documentation agent, and the other lenders, a copy of which is filed herewith as Exhibit 99 and incorporated herein by reference. As a result of the closing of our offering of $75 million aggregate principal amount of 4.25% Convertible Senior Debentures due 2022 on October 21, 2002, the lenders terminated the pledge agreement entered into in connection with the Credit Agreement and released their security interest in the capital stock of PMA Capital Insurance Company, which constituted the collateral under the pledge agreement.

        On October 23, 2002, a new lender was added to the Credit Agreement, increasing the aggregate commitments under the Credit Agreement from $55 million to $65 million.

Item 7. Financial Statements and Exhibits.

        (c) The exhibit accompanying this report is listed in the Index to Exhibits on page E-1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: October 23, 2002	By: /s/William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial
Officer and Treasurer

Index to Exhibits

Exhibit Number	Description	Method of Filing

99	First Amendment to Credit Agreement, dated October 11, 2002, amending the Credit Agreement, dated as of September 20, 2002, by and among PMA Capital Corporation, Bank of America, N.A., as Administrative Agent, Fleet National Bank, as Syndication Agent, Credit Lyonnais New York Branch, as Documentation Agent	Filed herewith

E-1